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                                                                     EXHIBIT 5.1


            [Letterhead of Ervin, Cohen & Jessup LLP appears here]

                                January 28, 1998               REF. OUR FILE NO.
                                                                     736-337

Newpark Resources, Inc.
3850 North Causeway
Suite 1770
Metairie, Louisiana 70002

     RE:  REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

     We have acted as counsel to Newpark Resources, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and such subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $125,000,000 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes") and the related guarantees (the "Guarantees") of the Company's subsidiaries named as additional registrants in the Registration Statement (the "Guarantors"). The Exchange Notes and the Guarantees will be offered in exchange for the Company's issued and outstanding 8 5/8% Senior Subordinated Notes Due 2007, Series A (the "Existing Notes") and related guarantees, all as described in the Registration Statement. The Exchange Notes are proposed to be issued in accordance with the provisions of the Indenture, dated as of December 17, 1997 (the "Indenture"), between the Company, the Guarantors and State Street Bank and Trust Company, as Trustee.

     In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture, which is filed as an exhibit to the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such corporate records and such other documents and certificates of public officials and officers and representatives of the Company and the Guarantors as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed and have not verified (i) that the signatures on all documents that we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the authentic originals of all documents submitted to us as certified, photostatic or faxed copies, and (iv) that all documents in respect of which forms were filed with the Securities and Exchange Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.
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      LAW OFFICES
ERVIN, COHEN & JESSUP LLP


Newpark Resources, Inc.
January 28, 1998
Page 2


     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. When (a) the Exchange Notes have been exchanged for Existing Notes in the manner described in the Registration Statement, (b) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Exchange Notes will be legally issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indenture and the Exchange Notes.

     2. When (a) the Exchange Notes have been exchanged for Existing Notes in the manner described in the Registration Statement, (b) the Exchange Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and (c) the Indenture has been duly qualified under the Trust Indenture Act, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against each such Guarantor in accordance with the terms of such Guarantor's respective Guarantee.

     The opinions expressed above with respect to the enforceability of the Exchange Notes and the Guarantees may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies), regardless of whether considered in a proceeding at law or in equity.

     We are members of the Bar of the State of California and the foregoing opinions are limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Although we are not admitted to practice law in the State of Delaware, we are generally knowledgeable about the General Corporation Law of the State of Delaware, and the opinions expressed herein are based upon such knowledge.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our firm name under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             /s/ ERVIN, COHEN & JESSUP LLP